UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2014

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 6, 2014, Baxter International Inc. held its annual meeting of shareholders. Of the 540,935,926 shares outstanding and entitled to vote, 447,832,021 shares were represented at the meeting, constituting a quorum of 82.78%. The following is a summary of the matters voted on at the meeting.

(a)	The four nominees for director were elected to serve three-year terms ending in 2017, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Wayne T. Hockmeyer	384,715,582 (98.16%)	5,104,039	2,105,432	55,906,968
Robert L. Parkinson, Jr.	374,649,384 (95.59%)	13,990,008	3,285,661	55,906,968
John D. Forsyth	372,104,032 (94.94%)	17,710,970	2,110,051	55,906,968
Gail D. Fosler	385,388,714 (98.33%)	4,421,388	2,114,951	55,906,968

(b)	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 was ratified by the following vote:

For	Against	Abstain
442,532,931 (98.81%)	3,180,177	2,118,913

(c)	By the following vote, shareholders approved, on an advisory basis, the 2013 compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
365,609,247 (93.28%)	22,084,487	4,231,319	55,906,968

(d)	By the following vote, shareholders did not approve the shareholder proposal relating to a shareholder right to act by written consent:

For	Against	Abstain	Broker Non-Votes
164,807,272 (42.05%)	224,018,925	3,098,856	55,906,968

(e)	By the following vote, shareholders did not approve the shareholder proposal relating to executive stock retention:

For	Against	Abstain	Broker Non-Votes
110,426,390 (28.17%)	277,056,325	4,442,338	55,906,968

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/s/ DAVID P. SCHARF
David P. Scharf
Corporate Vice President,
General Counsel and Corporate Secretary

Date: May 8, 2014